AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2018

REGISTRATION NO. 333-223649

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIT CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	73-1283193
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8200 South Unit Drive

Tulsa, Oklahoma 74132

(918) 493-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew E. Harding

Associate General Counsel

Unit Corporation

8200 South Unit Drive

Tulsa, Oklahoma 74132

(918) 493-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy To:

Thomas Hutchison

GableGotwals

1100 ONEOK Plaza

100 W. Fifth Street

Tulsa, Oklahoma 74103

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered under dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement under General Instruction I.D. or a post-effective amendment thereto that will become effective on filing with the Commission under Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed under General Instruction I.D. filed to register additional securities or additional classes of securities under Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided under Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1) (3)
Preferred Stock	(1)	(1)	(1)	(1) (3)
Common Stock	(1)	(1)	(1)	(1) (3)
Warrants	(1)	(1)	(1)	(1) (3)
Purchase Contracts	(1)	(1)	(1)	(1) (3)
Units	(1)	(1)	(1)	(1) (3)
Subsidiary Guarantees of Debt Securities	(2)	(2)	(2)	(2)

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or on conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act, except as described in footnote (3) below, the registrant is deferring payment of all of the registration fee.
(2)	Guarantees may be provided by subsidiaries of Unit Corporation of the payment of principal of and interest on the Debt Securities. Under Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.
(3)	As permitted by Rule 415(a)(6) under the Securities Act, this registration statement includes $480,996,909 of securities that were previously registered, but were not sold (collectively, the “Unsold Securities”), under the registrant’s registration statement on Form S-3 (File No. 333-202956), as amended (the “Prior Registration Statement”). Filing fees totaling $50,350 were previously paid in connection with the Prior Registration Statement, of which $48,436.39 is attributable to the Unsold Securities and will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act.
The subsidiaries listed on the next page in the Table of Subsidiary Guarantor Registrants may guarantee Debt Securities under this registration statement and are also included in this registration statement as additional registrants.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Unit Drilling Company	Oklahoma	1381	73-1315145
Unit Petroleum Company	Oklahoma	1311	73-1205963
8200 Unit Drive, L.L.C.	Oklahoma	6512	81-1621376

(1)	The address for each subsidiary guarantor registrant is 8200 South Unit Drive, Tulsa, Oklahoma 74132, and the telephone number for each subsidiary guarantor registrant is (918) 493-7700.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to the registration statement on Form S-3 (Registration No. 333-223649) is being filed to: (i) deregister guarantees of securities by Superior Pipeline Company, L.L.C., Unit Drilling USA Colombia, L.L.C., Unit Drilling Colombia, L.L.C., Unit Texas Company, Superior Pipeline Texas, L.L.C., Superior Appalachian Pipeline, L.L.C., Unit Drilling and Exploration Company, Petroleum Supply Company, Preston County Gas Gathering, L.L.C., and SPC Midstream Operating, L.L.C., and (ii) remove Superior Pipeline Company, L.L.C., Unit Drilling USA Colombia, L.L.C., Unit Drilling Colombia, L.L.C., Unit Texas Company, Superior Pipeline Texas, L.L.C., Superior Appalachian Pipeline, L.L.C., Unit Drilling and Exploration Company, Petroleum Supply Company, Preston County Gas Gathering, L.L.C., and SPC Midstream Operating, L.L.C. as co-registrants under the registration statement that had registered the issuance of the guarantees of securities, where the removal is reflected on the preceding page in the “Table of Subsidiary Guarantor Registrants.” This Post-Effective Amendment No.1 is effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended.

No changes or additions are being made hereby to the base prospectus that already forms a part of the registration statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table describes the estimated fees and expenses payable by the registrant in connection with the issuance and distribution of the securities:

SEC registration fee	*
Accounting fees and expenses	†
Legal fees and expenses	†
Miscellaneous	†
Total	†

*	The registration fee is deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

†	Estimated expenses are not presently known. The table describes the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with an offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Article 4 of our by-laws provides for indemnification of any person who is, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of his or her position as a director or officer against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in their positions so long as they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney’s fees and other expenses and is not available if the person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for these persons. Article 4 of our by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any other rights to which any present and former directors and officers may be entitled.

Article 9 of our charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

•	for transactions from which the director derived an improper personal benefit.

We have purchased directors and officer’s liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while performing their duties.

Our policy is to enter into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections.

The agreements provide that, on request by a director or executive officer, we are obligated to advance expenses for defense of a claim made against the director or executive officer. Our obligation to indemnify the director or executive officer is subject to applicable law and may be subject to the determination by “independent counsel” or another reviewing party selected by the board of directors that the director or executive officer is entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the agreements.

The above discussion of our charter, by-laws, indemnification agreements and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by our charter, our by-laws, the indemnification agreements and statute.

We have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit Number	Description of Exhibits

1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Unit Corporation (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 29, 2000, and incorporated by reference herein).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Unit Corporation (filed as Exhibit 3.1 to our Current Report on Form 8-K, dated May 9, 2006, and incorporated by reference herein).

3.3	By-Laws of Unit Corporation, as amended and restated on June 17, 2014 (filed as Exhibit 3.3 to our Registration Statement on Form S-3 (File No. 333-202956) filed on March 24, 2015, which is incorporated herein by reference).

4.1	Form of Common Stock Certificate of Unit Corporation (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333¬83551) filed on July 23, 1999, which is incorporated herein by reference).

4.2	Indenture dated as of May 18, 2011, by and between Unit Corporation and Wilmington Trust FSB, as trustee (filed as Exhibit 4.1 to our Form 8-K dated May 18, 2011, which is incorporated herein by reference).

4.3	First Supplemental Indenture (including form of note) dated as of May 18, 2011, by and among Unit Corporation, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors and Wilmington Trust FSB as trustee (filed as Exhibit 4.2 to our Form 8-K dated May 18, 2011, which is incorporated herein by reference).

4.4	Second Supplemental Indenture (including form of note) dated as of January 7, 2013, by and among Unit Corporation, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors and Wilmington Trust, National Association as trustee (filed as Exhibit 4.10 to our Post-Effective Amendment No.1 to the Registration Statement on Form S-3 dated February 16, 2016, which is incorporated herein by reference).

4.5	Form of Indenture (Debt securities) (previously filed as Exhibit 4.3 to our Registration Statement on Form S-3 (File No. 333-104165) filed on March 31, 2003, which is incorporated by reference herein).

4.6*	Form of Senior Debt Security.

4.7*	Form of Subordinated Debt Security.

4.8*	Form of Certificate of Designation.

Exhibit Number	Description of Exhibits

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant Certificate.

4.11*	Form of Purchase Contract.

4.12*	Form of Purchase Contract Certificate.

4.13*	Form of Unit Agreement.

5**	Opinion of GableGotwals.

12**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of GableGotwals (included in Exhibit 5).

23.3**	Consent of Ryder Scott Company, L.P.

24**	Powers of Attorney (included on the signature pages to this registration statement).

25*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.

**	Previously filed with this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price described in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed under Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser

(i)	Each prospectus filed by the registrant under Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed under Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made under Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act will be deemed to be part of and included in the registration statement as of the earlier of the date the form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, that date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of the securities at that time will be deemed to be the initial good faith offering. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately before the effective date.

(5)	That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant under this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell the securities to the purchaser.

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed under Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

(d)	The undersigned registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Under the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 17, 2018.

UNIT CORPORATION

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President and Chief Executive Officer

Under the requirements of the Securities Act, this Post-Effective Amendment No.1 to the registration statement has been signed by the following persons in the capacities indicated on July 17, 2018.

Name	Capacities

* J. Michael Adcock	Chairman of the Board and Director

/s/ Larry D. Pinkston Larry D. Pinkston	President and Chief Executive Officer, and Director (Principal Executive Officer)

* Les Austin	Chief Financial Officer and Treasurer (Principal Financial Officer)

* Don A. Hayes	Controller (Principal Accounting Officer)

* Gary Christopher	Director

* Steven B. Hildebrand	Director

* Carla S. Mashinski	Director

* William B. Morgan	Director

* Larry C. Payne	Director

* G. Bailey Peyton IV	Director

* Robert J. Sullivan, Jr.	Director

*By:	/s/ David T. Merrill
David T. Merrill,
Attorney-in-Fact

SIGNATURES

Under the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 17, 2018.

UNIT DRILLING COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

Under the requirements of the Securities Act, this Post-Effective Amendment No.1 to the registration statement has been signed by the following persons in the capacities indicated on July 17, 2018.

Name	Capacities

/s/ Larry D. Pinkston Larry D. Pinkston	President (Principal Executive Officer) and Director

* Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)

* Mark E. Schell	Senior Vice President and Director

*By:	/s/ David T. Merrill
David T. Merrill,
Attorney-in-Fact

SIGNATURES

Under the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 17, 2018.

UNIT PETROLEUM COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
President

Under the requirements of the Securities Act, this Post-Effective Amendment No.1 to the registration statement has been signed by the following persons in the capacities indicated on July 17, 2018.

Name	Capacities

/s/ Larry D. Pinkston Larry D. Pinkston	President (Principal Executive Officer) and Director

* Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)

* Mark E. Schell	Senior Vice President and Director

*By:	/s/ David T. Merrill
David T. Merrill,
Attorney-in-Fact

SIGNATURES

Under the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 17, 2018.

8200 UNIT DRIVE, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston,
Manager

Under the requirements of the Securities Act, this Post-Effective Amendment No.1 to the registration statement has been signed by the following persons in the capacities indicated on July 17, 2018.

Name	Capacities

/s/ Larry D. Pinkston Larry D. Pinkston	President (Principal Executive Officer) and Manager

* Les Austin	Treasurer (Principal Financial and Accounting Officer)

* Mark E. Schell	Manager

*By:	/s/ David T. Merrill
David T. Merrill,
Attorney-in-Fact